UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     October 15, 2009

ThermoEnergy Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-46104-FW	71-00659511
(Commission File Number)	(IRS Employer Identification No.)

124 West Capitol Avenue, Suite 880, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-6477

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On October 15, 2009,  our Board of Directors accepted the resignations of Alexander G. Fassbender, Paul A. Loeffler and Louis J. Ortmann as members of our Board of Directors.   Although he has resigned as a director, Mr. Fassbender will remain as our Executive Vice President and Chief Technology Officer.

Also on October 15, 2009, our Board of Directors elected David Anthony, Joseph Bartlett, David Gelbaum and Shawn R. Hughes as directors to fill the vacancies created by the resignations of Messrs. Fassbender, Loeffler and Ortmann and by the earlier resignation of Andrew T. Melton.  Messrs. Anthony and Gelbaum will serve in the class of directors whose term expires in 2011, Mr. Bartlett will serve in the class whose term expires in 2010, and Mr. Hughes will serve in the class whose term expires at the 2009 Annual Meeting of Stockholders.  Messrs. Anthony, Bartlett and Gelbaum will serve on the Compensation Committee of our Board of Directors.  Mr. Anthony will also serve on the Audit Committee.  Mr. Hughes will continue to serve as our President and Chief Operating Officer.

Pursuant to our 2008 Incentive Stock Plan, each of Messrs. Anthony, Bartlett and Gelbaum, as non-employee directors, was automatically granted an option to purchase 10,000 shares of our Common Stock at an exercise price of $0.37 per share (the closing price of our Common Stock in the over-the-counter market on October 15, 2009, the date of their election).  These options vest and become exercisable on the date of our 2010 Annual Meeting of Stockholders and have a term of ten years.  Because Mr. Hughes is an executive officer, he is not eligible to receive an automatic grant of an option or to receive additional compensation for his service as a director.

David Anthony is an experienced entrepreneur, venture capitalist, and educator. He is Managing Director of 21 Ventures, a position he has held since 2003, and sits on the boards of Agent Video Intelligence, Axion Power International, Inc., 3GSolar, BioPetroClean, Juice Wireless, Open Energy and VOIP Logic. Prior to 21 Ventures, Mr. Anthony launched Notorious Entertainment, a developer of multimedia brands. Mr. Anthony received his MBA from The Tuck School of Business at Dartmouth College and a BA in Economics from George Washington University.  Mr. Anthony is 48 years old.

Joseph Bartlett is counsel to The Quercus Trust and has practiced corporate and securities law since 1985.  From September 2004 until August 2008 he was a partner at Greenberg Glusker LLP in Los Angeles, California, and from September 2000 until September 2004 he was a partner at Spolin Silverman Cohen and Bartlett LLP.  Mr. Bartlett is a director of Axion Power International, Inc.  Mr. Bartlett graduated, magna cum laude, from the University of California, Hastings College of Law in 1985, and received an AB in English literature from the University of California at Berkeley in 1980.  Mr. Bartlett is 51 years old.

David Gelbaum served as a member of our Board of Directors from September 10, 2008 until January 22, 2009.   Since 2002, Mr. Gelbaum has been a private investor. From 1989 until 2002, he performed quantitative modeling for stock price returns and derivative securities for TGS Management, and from 1972 until 1989 he worked at Oakley & Sutton in a similar capacity. Mr. Gelbaum is a trustee of The Quercus Trust and sits on the board of Axion Power International, Inc.  Mr. Gelbaum is 60 years old.

Shawn R. Hughes has served as our President and Chief Operating Officer since January 1, 2008, and was a member of our Board of Directors from September 10, 2008 until January 22, 2009. From June 15, 2007 through December 31, 2007, he was employed by us to assist the Chief Executive Officer in administering corporate affairs and overseeing all of our business operating functions. Previously, Mr. Hughes served as President and Chief Operating Officer of Mortgage Contract Services (from November 2006 to May 2007) and as Chief Executive Officer of Fortress Technologies (from 2001 to October 2006).  Mr. Hughes is 49 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2009

THERMOENERGY CORPORATION
(Registrant)

	By:	/s/ Dennis C. Cossey
	Name:	Dennis C. Cossey
	Title:	Executive Vice President and Chief Financial Officer